Filed Pursuant to Rule 424(b)(3)

Registration No. 333-233931

THE PECK COMPANY HOLDINGS, INC.

707,824 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus (the “Selling Stockholders”) of 707,824 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of The Peck Company Holdings, Inc. (the “Company”, “we”, “us” or “our”). We are registering the resale of the Shares as required by registration rights agreements that we entered into with each of the Selling Stockholders.

We are registering the Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares offered by this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

The Selling Stockholders identified in this prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale for the Shares that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution” on page  10. For a list of the Selling Stockholders, see the section entitled “Selling Stockholders” on page  6.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and, as such, are allowed to provide more limited disclosures than an issuer that would not so qualify. This prospectus describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “PECK.”

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 4  of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2019.

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholders may offer from time to time 707,824 shares of our Common Stock. You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to The Peck Company Holdings, Inc., a Delaware corporation.

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OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the Securities and Exchange Commission, or the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We were originally formed on October 8, 2014 as a blank check company under the name Jensyn Acquisition Corp. for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more businesses or entities. On June 20, 2019, we completed a business combination (the “Business Combination”) pursuant to which we acquired Peck Electric Co. (“Peck Electric”). Following the Business Combination, we changed our name to The Peck Company Holdings, Inc.

We are one of the largest commercial solar engineering, procurement and construction (“EPC”) companies in the country and are expanding across the Northeastern United States. The Company is a second-generation family business founded under the name Peck Electric Co. in 1972 as a traditional electrical contractor. The Company’s core values are to align people, purpose, and profitability, and since taking leadership in 1994, Jeffrey Peck, the Company’s Chief Executive Officer, has applied such core values to expand into the solar industry. Today, the Company is guided by the mission to facilitate the reduction of carbon emissions through the expansion of clean, renewable energy and we believe that leveraging such core values to deploy resources toward profitable business is the only sustainable strategy to achieve these objectives.

The world recognizes the need to transition to a reliable, renewable energy grid in the next 50 years. Vermont and Hawaii are leading the way in the U.S. with renewable energy goals of 75% by 2030 and 100% by 2045, respectively. California committed to 100% carbon-free energy by 2045. 29 other states also have renewable energy goals regardless of current Federal solar policy. The Company intends to use near-term incentives to take advantage of long-term, sustainable energy transformation with a commitment to the environment and to its shareholders. Our triple bottom line, which is geared towards people, environment, and profit, has always been our guide since we began installing renewable energy and we intend that it remain our guide over the next 50 years as we construct our energy future.

We primarily provide EPC services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. To date, we have installed over 100 megawatts of solar systems since inception and are focused on profitable growth opportunities. We believe that we are well-positioned for what we believe to be the coming transformation to an all renewable energy economy. As a result of the completion of the Business Combination, we have now opened our family company to the public market as part of our strategic growth plan. We are expanding across the Northeastern United States to serve the fast-growing demand for clean renewable energy. We are open to partnering with others to accelerate our growth process, and we are expanding our portfolio of company-owned solar arrays to establish recurring revenue streams for many years to come. We have established a leading presence in the market after five decades of successfully serving our customers, and we are now ready for new opportunities and the next five decades of success.

Recently our growth has been derived by increasing our solar customer base starting in 2013 and by continuing to serve the needs of existing electrical and data customers. We have installed some of the largest commercial and utility-scale solar arrays in the state of Vermont. Our union crews are expert constructors, and union access to an additional workforce makes us ready for rapid expansion to other states while maintaining control of operating costs.

We also make investments in solar development projects and currently own approximately three megawatts of operating solar arrays operating under long-term power purchase agreements. These long-term recurring revenue streams, combined with our in-house development and construction capabilities, make this asset class a strategic long-term investment opportunity for us.

We are a member of Renewable Energy Vermont, an organization that advocates for clean, practical and renewable solar energy.

Approximately 70% of our revenue is derived from solar business, approximately 30% of revenue is derived from electrical and data business and less than 1% of revenue is currently derived from recurring revenue of company-owned solar arrays. We have a three-pronged growth strategy that includes (1) organic expansion across the Northeastern United States, (2) conducting accretive merger and acquisition transactions to expand geographically, and (3) investing into company-owned solar assets.

Our address is 4050 Williston Road, #511, South Burlington, Vermont 0540 and our telephone number is (802) 658-3378. Our corporate website address is peckcompany.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

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About This Offering

This prospectus relates to the offer and resale by the Selling Stockholders of 707,824 shares of our Common Stock. All of the shares, when sold, will be sold by the Selling Stockholders. The Selling Stockholders may sell their shares of Common Stock from time to time at prevailing market prices or at privately negotiated prices.

Common Stock Offered by the Selling Stockholders:	707,824 shares of common stock.

Common Stock Outstanding at October 1, 2019:	5,527,960 (1)

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of Common Stock offered by this prospectus.

Risk Factors:	An investment in the Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 4 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Symbol:	PECK

(1) The number of shares of our Common Stock outstanding includes 281,758 shares of Common Stock that are subject to forfeiture by Company insiders, and excludes an aggregate of 2,097,250 shares of Common Stock issuable upon the exercise of outstanding warrants, outstanding pre-funded warrants, and outstanding options, and shares of Common Stock issuable in connection with the Common Stock awards.

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RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our definitive proxy statement filed on June 3, 2019, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents that we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents that we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents that we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

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SELLING STOCKHOLDERS

The table below lists the Selling Stockholders and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Stockholders. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “beneficial ownership” includes any shares of Common Stock as to which the Selling Stockholders have sole or shared voting power or investment power and any shares of Common Stock the Selling Stockholders have the right to acquire within sixty (60) days (including shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock that are currently exercisable or exercisable within sixty (60) days).

The second column indicates the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their respective ownership as of October 1, 2019. The second column also assumes the exercise of all warrants to purchase shares of Common Stock held by the Selling Stockholders on October 1, 2019, without regard to any limitations on exercise described in this prospectus or in such warrants.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

This prospectus covers the resale of all of the shares of Common Stock held by the Selling Stockholders. The Selling Stockholders can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock that they will hold after this offering. Therefore, the fourth and fifth columns assume that the Selling Stockholders will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

	Number of Shares of Common Stock Owned Prior to Offering (1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (1)		Percentage Beneficially Owned After Offering (1)
Arun K. Batavia	52,062		52,062	0		0%
Adam Sellens	27,629	(2)	7,795	19,834	(2)	0.4%
Barry Edelman	100		100	0		0%
Brendan C. Rempel	41,651		5,244	36,407		0.7%
Chris Janish	100		100	0		0%
Diane Cone	28,725		28,725	0		0%
Neil Cone	28,725		28,725	0		0%
Debra L. Frazier	100		100	0		0%
James D. Gardner	21,600		19,600	2,000		0.03%
George B. Kaufman	42,899		2,750	40,149		0.7%
Joanne Janish	100		100	0		0%
Jeffrey J. Raymond	145,294		33,556	111,738		2.0%
Jensyn Capital LLC (3)	2,635		2,635	0		0%
Luis A. Linares	100		100	0		0%
Lawrence Richmond	33,000	(4)	11,000	22,000	(4)	0.4%
Giordano, Halleran & Ciesla, P.C. (5)	14,652		14,652	0		0%
Rebecca R. Irish	37,417		25,917	11,500		0.2%
Richard J. Schweitzer, Sr.	100		100	0		0%
Riverside Merchant Partners LLC (6)	140,000		115,000	25,000		0.5%
RVR Consulting Group II, LLC	2,371		2,371	0		0%
Sean T. McCann	100		100	0		0%
Peter L. Underwood	134,980		9,959	125,021		2.3%
Wayne Miiller	8,627	(7)	1,567	7,060	(7)	0.1%
GTD Financial, LLC (8)	742,500	(8)	247,500	495,000	(8)	9.0%
Patricia M. Lewis Family Living Trust (9)	16,500	(9)	5,500	11,000	(9)	0.2%
Fox Trust (10)	16,500	(10)	5,500	11,000	(10)	0.2%
Fa Yun Monastery (11)	44,598		39,757	4,841		0.1%
Carl L. Smith and Carol A. Rhea	16,500	(12)	5,500	11,000	(12)	0.2%
Christopher Bowman	25,438	(13)	3,341	22,097	(13)	0.4%
Watkins Survivor Trust (14)	16,500	(14)	5,500	11,000	(14)	0.2%
Demetrios Mallios	43,142		5,236	37,906		0.7%
Pitts Revocable Trust (15)	31,732		27,732	4,000		0.1%
TOTAL	1,716,377		707,824	1,008,553		18.2%

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(1)	Includes shares of Common Stock owned by the Selling Stockholders upon full exercise of all warrants to purchase Common Stock that are held by such Selling Stockholders. Such warrants are each exercisable for one-half of one share of our Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share) and may only be exercised for whole shares.

(2)	Includes warrants to purchase 7,087 shares of Common Stock.

(3)	Jeffrey J. Raymond and James Douglas Gardner are the managers of Jensyn Capital LLC and as such have voting and dispositive power over the 2,635 shares of Common Stock held by Jensyn Capital LLC.

(4)	Includes warrants to purchase 10,000 shares of Common Stock.

(5)	Michael J. Gross and Paul T. Colella are co-managers of Giordano, Halleran & Ciesla, P.C. and as such have voting and dispositive power over the 14,652 shares of Common Stock held by Giordano, Halleran & Ciesla, P.C.

(6)	An investment committee established by Riverside Merchant Partners LLC is empowered to make all voting and dispositive power over the 140,000 shares of Common Stock held by Riverside Merchant Partners LLC.

(7)	Includes warrants to purchase 1,425 shares of Common Stock.

(8)	Includes warrants to purchase 225,000 shares of Common Stock. Timothy L. Dermer is the manager of GTD Financial, LLC and as such has voting and dispositive power over the 742,500 shares of Common Stock held by GTD Financial, LLC.

(9)	Patricia M. Lewis is the trustee of the Patricia M. Lewis Family Living Trust and as such has voting and dispositive power over the 16,500 shares of Common Stock held by the Patricia M. Lewis Family Living Trust. Includes warrants to purchase 5,000 shares of Common Stock.

(10)	Elaine Fox is the trustee of the Fox Trust and as such has voting and dispositive power over the 16,500 shares of Common Stock held by the Fox Trust. Includes warrants to purchase 5,000 shares of Common Stock.

(11)	Kok Heng Chu is President of the Fa Yun Monastery and as such has voting and dispositive power over the 44,598 shares of Common Stock held by the Fa Yun Monastery.

(12)	Includes warrants to purchase 5,000 shares of Common Stock, which shares are held by Carl L. Smith and Carol A. Rhea as joint tenants in common.

(13)	Includes warrants to purchase 3,038 shares of Common Stock.

(14)	Charles W. Watkins is the trustee of the Watkins Survivor Trust and as such has voting and dispositive power over the 16,500 shares of Common Stock held by the Watkins Survivor Trust. Includes warrants to purchase 5,000 shares of Common Stock.

(15)	Louis H. Pitts and Rita Pitts are the trustees of the Pitts Revocable Trust and as such each have voting and dispositive power over the 31,732 shares of Common Stock held by the Pitts Revocable Trust.

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Material Relationships with Selling Stockholders

We have had the following material relationships with the Selling Stockholders in the last three (3) years:

Selling Stockholders

In connection with the Company’s initial public offering of the Company’s securities in March 2016 and the contemporaneous and follow-on private placements of the Company’s securities, a number of the Selling Stockholders entered into registration rights agreements with the Company. In connection with the execution and delivery of certain equity for debt exchange agreements between certain Selling Stockholders and the Company and in connection with the consummation of the Exchange Agreement (herein defined), some of the Selling Stockholders, namely, Peter L. Underwood, Giordano Halleran & Ciesla, P.C., Joseph J. Raymond., Rebecca R. Irish, Debra L. Frazer, Luis A. Linares, Diane Cone, Neil Cone, Chris Janish, Joanne Janish, Arun K. Batavia entered into piggy-back registration rights agreements, pursuant to which, in each case, we agreed to file a registration statement with the SEC covering the resale of the shares of Common Stock held by such Selling Stockholders.

Loan Transactions

Certain of the Selling Stockholders listed in the Selling Stockholder table above, namely Arun K. Batavia, Brendan C. Rempel, James D. Gardner, George B. Kaufman, Jeffrey J. Raymond, Jensyn Capital LLC, Giordano, Halleran & Ciesla, P.C., Rebecca R. Irish, Richard J. Schweitzer, Sr., Riverside Merchant Partners LLC, RVR Consulting Group II, LLC, the Fa Yun Monastery, Demetrios Mallios and the Pitts Revocable Trust were issued notes by Jensyn Acquisition Corp., the predecessor entity of the Company (“JAC”), prior to June 20, 2019 in consideration for providing JAC with funds to meet its working capital goals and to pay actual or anticipated expenses in connection with the Business Combination.

Jeffrey J. Raymond was the President, Chief Executive Officer and director of JAC and served in such roles in connection with the loan transaction described above. Mr. Raymond is also a manager of Jensyn Capital, LLC (“Jensyn Capital”).

James D. Gardner was the Chief Financial Officer and Treasurer of JAC and served in such roles in connection with the loan transaction described above. Mr. Gardner is also a manager and the Chief Financial Officer of Jensyn Capital.

Jensyn Capital is controlled by Joseph J. Raymond, and the Selling Stockholders Jeffrey J. Raymond, Peter Underwood, Demetrios Mallios and Brendan Rempel. Rebecca Irish is the former Chief Financial Officer, Treasurer and controlling person of Jensyn Capital.

Diane Cone

Diane Cone was a party to the Share Exchange Agreement, dated as of February 26, 2019, as amended by the First Amendment dated as of March 12, 2019 (the “Exchange Agreement”), by and among the Company, Peck Electric and Peck Electric’s stockholders, which was entered into in connection with the Business Combination.

Neil Cone

Neil Cone was a party to the Exchange Agreement by and among the Company, Peck Electric and Peck Electric’s stockholders, which was entered into in connection with the Business Combination.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

Sullivan& Worcester LLP, New York, New York, passed upon the validity of the shares of Common Stock that may be offered hereby.

EXPERTS

The consolidated financial statements of Peck Electric Co. at December 31, 2018 and 2017, and for each of the two years in the periods ended December 31, 2018 and 2017, incorporated by reference in this prospectus have been audited by McSoley McCoy & Co., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “SEC Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is peckcompany.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.

This prospectus is part of a registration statement on Form S-3 that we filed under the Securities Act with the SEC with respect to the shares of our Common Stock offered by the Selling Stockholders through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements that we have made in this prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 22, 2019;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as filed with the SEC on May 9, 2019 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as filed with the SEC on August 14, 2019;

(3) Our Current Reports on Form 8-K and 8-K/A, as applicable, as filed with the SEC on January 1, 2019, March 1, 2019, March 8, 2019, March 14, 2019, April 29, 2019, May 15, 2019, June 14, 2019, June 26, 2019, June 27, 2019, August 1, 2019, August 30, 2019, September 25, 2019, September 26, 2019 and October 1, 2019; and

(4) The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 4050 Williston Road, #511, South Burlington, Vermont 05403, Attention: Michael d’Amato, (646) 577-1222.

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THE PECK COMPANY HOLDINGS, INC.

PROSPECTUS

707,824 SHARES OF COMMON STOCK

October 1, 2019